EXHIBIT 10.1

MODIFICATION TO CREDIT AGREEMENT

This Modification to Credit Agreement ("Modification") is made as of October 12, 2010, by and among OWENS MORTGAGE INVESTMENT FUND, a California limited partnership (“Borrower”), CALIFORNIA BANK & TRUST, in its capacity as Agent for the Lenders, and CALIFORNIA BANK & TRUST, FIRST BANK and CITY NATIONAL BANK (each, a “Lender”).

RECITALS

A.           Pursuant to the terms of a Credit Agreement ("Credit Agreement") between Lenders and Borrower dated as of August 31, 2001, Lenders agreed to make Revolving Loans to Borrower up to the credit limit of the principal sum of $20,000,000.  California Bank & Trust is the agent of Lenders under the Credit Agreement (“Agent”).  The Credit Agreement was amended by a Modification to Credit Agreement, dated February 28, 2002, executed by the parties that, among other things, added Swing Loans to the facility.  The Revolving Loans and Swing Loans are collectively referred to as “Loans.”  By a Modification to Credit Agreement, dated August 16, 2002, executed by the parties, the “Amount of Aggregate Commitment” for each Lender was increased.  By a Modification to Credit Agreement dated July 31, 2003, executed by the parties, the “Commitment Termination Date” was extended to July 31, 2005.  By a further Modification to Credit Agreement dated July 31, 2005, the “Commitment Termination Date” was extended to September 30, 2005.  By another Modification to Credit Agreement, dated September 30, 2005, the “Commitment Termination Date” was extended to July 31, 2007.  By another Modification to Credit Agreement, dated February 9, 2006, the Amount of Aggregate Commitment for each Lender through July 31, 2006 was amended and Second Replacement Revolving Promissory Notes were executed.  By a Modification to Credit Agreement, dated August 15, 2006, compliance with section 11.25 of the Credit Agreement as of September 30, 2006 was waived. By a further Modification to Credit Agreement, dated February 23, 2007, the “Amount of Aggregate Commitment” for Loans was temporarily increased through July 31, 2007, provision for an Unused Commitment Fee was added, and Third Replacement Promissory Notes were executed. By another Modification to Credit Agreement, dated July 20, 2007, the Commitment Termination Date was further extended to July 31, 2009.  The Credit Agreement was again amended by a Modification to Credit Agreement, dated March 31, 2008, by which the Amount of Aggregate Commitment was changed, the Unused Commitment Fee was reaffirmed, and the Minimum Tangible Net Worth covenant was adjusted, among other things.  The Credit Agreement was again amended by a Modification to Credit Agreement, dated March 27, 2009 by which section 5.1 of the Credit Agreement was modified to establish an interest rate floor.  The Credit Agreement was also modified by a Modification to Credit Agreement, dated September 30, 2009, by which the Commitment Termination Date was extended to March 31, 2010, advances were suspended, the commitment amounts were lowered, the interest rate was adjusted, a new financial covenant replaced the profitability covenant and a new restricted distribution covenant was added, among other things.

B.           Borrower’s obligations under the Credit Agreement matured on March 31, 2010 (the “Maturity Date”) and are now due and payable, owing, and delinquent.

C.           The aggregate outstanding principal balance on the Loans as of September 27, 2010 was $16,375,680.22.

D.           Borrower and Lenders have agreed to further modify the terms of the Credit Agreement, as set forth in this Modification.  Capitalized terms shall have the meanings assigned to them in the Credit Agreement, as previously modified, except as set forth in this Modification.

AGREEMENT

NOW, THEREFORE, Borrower and Lenders agree as follows:

1.          Adoption of Recitals.  Pursuant to Section 622 of the California Evidence Code, each of the parties hereto agrees that each of the foregoing recitals are conclusively presumed to be true as between the parties hereto and Borrower hereby represents and warrants to Agent and the Lenders that each of the recitals set forth above is true, accurate, and complete.

2.           Conditions Precedent.  This Modification shall become effective only upon Borrower's delivery or satisfaction of the following conditions in form and substance acceptable to Agent:

(a) Borrower shall have executed this Modification;

(b) Agent and the Majority Lenders shall have executed this Modification;

(c) Owens Financial Group, Inc. shall have executed the Acknowledgment and Consent appended to this Modification;

(d) Borrower shall pay to Agent all of Agent’s and each Lender’s attorneys' fees incurred in connection with the negotiation, preparation, and execution of this Modification and all out-of-pocket fees incurred by Agent or each Lender in connection with this Modification; and

(e) Borrower shall provide any other items or documents reasonably required by Agent in connection with the consummation of this Modification.

3.           Request to Apply Balances.  Borrower hereby requests that (a) promptly following the effectiveness of this Modification, First Bank and City National Bank remit to Agent all collected balances maintained in deposit accounts of Borrower at such banks, (b) upon receipt of such funds, Agent accept and apply same to the payment of the outstanding principal balance of the Loans, and (c) following the remittance of such funds to Agent, First Bank and City National Bank close all deposit accounts of Borrower maintained at such banks.  The payments made hereunder are being made by Borrower and are not the result of a setoff or other exercise of remedies by Agent or the Lenders.

4.           Modification of Credit Documents.  In order to effectuate the request made in Section 3 above, the Credit Documents are hereby amended as follows:

(a)           Section 11.25 of the Credit Agreement, entitled “Deposit Account Requirement” is deleted and replaced with the following new covenant:

“Operating/Business Accounts. Borrower shall maintain Borrower’s primary operating and business accounts with California Bank & Trust.”

5.           Security Instruments.  The Credit Documents which recite that they are security instruments or that purport to create security interests or liens shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Credit Documents.

6.           Borrower’s Representations and Warranties.  Borrower represents and warrants to Agent and the Lenders as of the date of this Modification:

(a)           Accuracy of Representations in Modification.  All representations and warranties made and given by Borrower in this Modification are accurate and correct.

(b)           Enforceable Credit Documents/No Conflicts.  The Credit Documents and this Modification are legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms.  This Modification does not conflict with any law, agreement, or obligation by which Borrower is bound.

7.           Borrower Acknowledgments.  Borrower hereby acknowledges and agrees that:

(a)           No Breach by Agent or Lenders.  Neither Agent nor any of the Lenders have breached any duty owed to Borrower in connection with the Credit Documents, and Agent and each of the Lenders have fully performed all obligations that they owed to Borrower.

(b)           Interest, Fees, and Other Charges.  All interest, fees or other charges imposed, accrued, or collected by Agent or the Lenders under the Credit Documents, and the method of computing the interest, fees, or other charges, were and are proper and agreed to by Borrower and were properly computed and collected.

(c)           Existing Events of Default.  The Borrower’s failure to repay the Loans in full in cash on the Maturity Date constituted and continues to constitute an Event of Default under the Credit Documents, the Borrower’s declaration and payment of dividends to its equity investors after the Maturity Date also constituted and continues to constitute an Event of Default under the Credit Documents and such Events of Default (the “Existing Events of Default”) have not been waived or consented to by Agent or any of the Lenders.

 (d)           No Waivers.  By entering into this Modification, neither Agent nor the Lenders waive any existing defaults or any defaults hereafter occurring, and neither Agent nor the Lenders have made any commitment, representation, warranty, promise, or statement (whether in writing or orally) obligating them to waive any event of default (including the failure to repay the Loans in full on the Maturity Date) and have made no commitment, representation, warranty, promise, or statement (whether in writing or orally) relative to forbearing from exercising any of their rights and remedies available under the Credit Documents.

(e)           No Future Obligations.  Lenders have no obligation to make any additional Loans or extensions of credit to or for the benefit of Borrower, and Lenders have no obligation to provide additional forbearance or to extend further accommodations to Borrower.  Nothing in this Modification shall operate as a waiver or an amendment of any right, power or remedy of Agent or the Lenders nor, except as expressly set forth herein, as a consent to any departure from the terms of any of the Credit Documents.

(f)  No Assurances.  Agent and the Lenders continue to evaluate their response to the Existing Events of Default and nothing contained in this Modification is intended to or shall be construed as a waiver of any of their rights, remedies, and powers against Borrower or a waiver of any Defaults or Events of Default, whether specified herein or otherwise, and Agent and each of the Lenders have expressly reserved all of their rights, remedies, and powers under the Credit Documents, at law, in equity, or otherwise.

(g)           No Third Party Beneficiaries.  This Modification is not intended for, and shall not be construed to be for, the benefit of any person not a signatory hereto.

(h)           Fair Consideration.  All payments made by Borrower to Agent or the Lenders under the Credit Documents are for fair consideration and reasonably equivalent value.

8.           Release.

(a)             Borrower, for itself and on behalf of its respective successors and assigns, does hereby release, acquit and forever discharge Agent and the Lenders, all of their respective predecessors in interest, and all of their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that have occurred on or before the later of:  (i) the date this Modification becomes effective through the satisfaction (or waiver) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Modification to Agent (hereafter, the “Release Date”) that Borrower ever had from the beginning of the world, now has, or might hereafter acquire, including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Agent or any of the Lenders, or any of their respective predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)             Borrower hereby acknowledges, represents and warrants to Agent and the Lenders that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this Section 8 in favor of Agent and the Lenders, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.  Without limiting the generality of the foregoing, as to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

(c) “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER, MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR.”

(d) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this Section 8.  Each such person fully understands that this Section 8 has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have or may hereafter acquire.  Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this Section 8.

(e) Borrower hereby specifically acknowledges and agrees that:  (i) none of the provisions of this Section 8 shall be construed as or constitute an admission of any liability on the part of Agent or any Lender; (ii) the provisions of this Section 8 shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this Section 8 shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

9.   Compromise Negotiations.  Other than the provisions of this Modification explicitly set forth herein, any discussions between the parties hereto in reference to the drafting hereof (the “Negotiations”) shall not be utilized or admissible in any subsequent litigation between the parties hereto.  All such Negotiations shall be considered “compromise negotiations” pursuant to Fed. R. Evid. 408 and any comparable provision of any other state or federal law which may now or in the future be deemed applicable to the Negotiations, and none of such Negotiations shall be considered “otherwise discoverable” or be permitted to be discoverable or admissible for any other purpose or to prove “bias or prejudice; negating a contention of undue delay; and proving an effort to obstruct a criminal investigation or prosecution” as provided by Fed. R. Evid. 408 and any comparable provision of any other state or federal law which may now or in the future be deemed applicable to the Negotiations.

10.   Governing Law.  This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

11.   Interpretation.  No provision of this Modification is to be interpreted for or against either Borrower or Lenders because that party, or that party's representative, drafted such provision.

12.   Full Force and Effect.  Except as set forth herein, all other terms and conditions of the Credit Documents shall remain in full force and effect.

13.   Reaffirmation.  Borrower hereby acknowledges, reaffirms and confirms its obligations under the Credit Documents, as amended and modified by this Modification.  Borrower hereby further ratifies and reaffirms the validity and enforceability of each of the Credit Documents executed by Borrower prior to the date hereof (irrespective of whether Agent was a signatory thereto) and the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with any Credit Document and acknowledges and agrees that all of such liens and security interests continue to be and remain collateral for such obligations from and after the date hereof.

14.   Entire Agreement.  This Modification and the Credit Documents represent the entire agreement of the parties and supersede all prior oral and written communication between the parties.  If there is any conflict between this Modification and any documents referred to herein, this Modification shall prevail.  No amendment of this Modification shall be valid unless it is in writing and is signed by the parties to this Modification.

IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

SIGNATURES APPEAR ON THE FOLLOWING PAGES

OWENS MORTGAGE INVESTMENT FUND,
a California limited partnership,

By:           OWENS FINANCIAL GROUP, INC.,
a California corporation, its general partner

By:           /s/ Bryan H. Draper
Name:      Bryan H. Draper
Title:        CFO

2221 Olympic Boulevard
Walnut Creek, CA 94595
Fax: 925-935-1486

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CALIFORNIA BANK & TRUST, a California
banking corporation, as Agent and as a Lender

By:           /s/ Stephen C. Bellicini
Name:      Stephen C. Bellicini
Title:        Executive Vice President

By:           /s/ Carmen Sanz
Name:      Carmen Sanz
Title:        Vice President

San Francisco Corporate Banking
465 California Street, First Floor
San Francisco, CA 94104
Fax:  415/875-1456

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FIRST BANK, a Missouri banking corporation, formerly FIRST BANK & TRUST, as a Lender

By:           /s/ William G. Nelle, Jr.
Name:      William G. Nelle, Jr.
Title:        SVP

By:
Name:
Title:

Commercial and Private Banking
550 Montgomery Street
San Francisco, CA 94111
Fax:  415/398-7190

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CITY NATIONAL BANK, a national
association, as a Lender

By:           /s/ Kevin P. McKenna
Name:      Kevin P. McKenna
Title:        Vice President

By:
Name:
Title:

Address:      555 South Flower Street, 16th Floor
                      Los Angeles, CA 90071
Fax:               213-673-8958

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ACKNOWLEDGMENT AND CONSENT

REAFFIRMATION AND CONSENT

Owens Financial Group, Inc. (“Guarantor”) hereby (i) consents to the amendment of the Credit Agreement as set forth in the Modification; (ii) acknowledges and reaffirms its obligations owing to Agent and the Lenders under its continuing guaranty, dated August 31, 2001 (the “Continuing Guaranty”); and (iii) agrees that the Continuing Guaranty is and shall remain in full force and effect.  Without limiting the generality of the foregoing, Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Continuing Guaranty effective as of the date hereof.  All obligations owing by Guarantor under the Continuing Guaranty are unconditionally owing by such Guarantor to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.  Guarantor hereby represents and warrants to Agent and the Lenders that (x) the execution, delivery, and performance of this Reaffirmation and Consent does not (A) violate any material provision of federal, state, or local law or regulation applicable to Guarantor or any order, judgment, or decree of any court or other governmental authority binding on Guarantor, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of Guarantor, (C) result in or require the creation or imposition of any lien of any nature whatsoever upon any assets of Guarantor, (D) require any approval or consent of any other person under any material contract of Guarantor, other than consents or approvals that have been obtained and that are still in force and effect, or (E) require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, and (y) this Reaffirmation and Consent has been duly executed and delivered by Guarantor and is the legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Although Guarantor has been informed of the matters set forth in the Modification and has acknowledged and agreed to same, Guarantor understands and agrees that Agent and the Lenders have no obligation to inform it of amendments of, or consents or waivers relative to, the Credit Documents in the future or to seek its acknowledgment or agreement to future amendments of, or consents or waivers or relative to, the Credit Documents and nothing herein shall create such a duty.

Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent.  Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.

This Reaffirmation and Consent shall be determined under, governed by, and construed in accordance the laws of the State of California.

Dated:  October 12, 2010

OWENS FINANCIAL GROUP, INC.,
a California corporation

By:                           /s/ Bryan H. Draper
Printed Name:        Bryan H. Draper
Title:                        CFO

ACCEPTED AND ACKNOWLEDGED BY:

CALIFORNIA BANK & TRUST, AS AGENT FOR THE LENDERS

By:                                   /s/ Carmen Sanz

Printed Name:                Carmen Sanz

Title:                                Vice President

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